                                                                    Exhibit 1(f)

                           DRESDNER RCM GLOBAL FUNDS, INC.

                                       FORM OF
                                ARTICLES SUPPLEMENTARY
                                          TO
                              ARTICLES OF INCORPORATION

--------------------------------------------------------------------------------

     Dresdner RCM Global Funds, Inc., a Maryland corporation having its principal office in the State of Maryland in Baltimore City (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: The Board of Directors has classified a total of 300,000,000 unissued shares of capital stock, par value $.0001 per share, of the Corporation, which shares are currently unclassified, into shares of capital stock, par value $.0001 per share, of the Corporation of six new series of capital stock, each series having two classes with the following designations (each a "Class"):


     DESIGNATION                                              NUMBER OF SHARES
     Dresdner RCM Tax Managed Growth Fund Class N                25,000,000
     Dresdner RCM Tax Managed Growth Fund Class I                25,000,000
     Dresdner RCM Global Equity Fund Class N                     25,000,000
     Dresdner RCM Global Equity Fund Class I                     25,000,000
     Dresdner RCM California Tax Exempt Bond Fund Class N        25,000,000
     Dresdner RCM California Tax Exempt Bond Fund Class I        25,000,000
     Dresdner RCM Strategic Income Fund Class N                  25,000,000
     Dresdner RCM Strategic Income Fund Class I                  25,000,000
     Dresdner RCM Global Bond Fund Class N                       25,000,000
     Dresdner RCM Global Bond Fund Class I                       25,000,000
     Dresdner RCM Intermediate Investment Grade                  25,000,000
     Bond Fund Class N
     Dresdner RCM Intermediate Investment Grade                  25,000,000
     Bond Fund Class I

     SECOND: Classes having a common fund name will be invested in a common investment portfolio comprising a series and the series and Classes will have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption set forth is Article IV(5) of the Corporation's Articles of Incorporation and shall be subject to all provisions of the Charter of the Corporation relating to stock of the Corporation generally.

     THIRD: Each Class as designated above has been classified by the Board of Directors pursuant to authority contained in the Charter of the Corporation.

     IN WITNESS WHEREOF, Dresdner RCM Global Funds, Inc. has caused these Articles Supplementary to be executed by its President and witnessed by its Assistant Secretary on this ____ day of ___________, 1998. The President of the Corporation who signed these Articles Supplementary acknowledges them to be the act of the Corporation and states under penalties of perjury that, to the best of his knowledge, information and belief, the matters and facts set forth herein relating to authorization and approval hereof are true in all material respects.


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

                                                                    Exhibit 1(f)


WITNESS:                                DRESDNER RCM GLOBAL FUNDS, INC.


By:                                     By:
   ---------------------------             ----------------------------------
    Karen Jacoppo-Wood                       George A. Rio
    Assistant Secretary                      President

































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